Exhibit 99.1

Greatbatch Organizes for Accelerated Growth

FRISCO, Texas--(BUSINESS WIRE)--June 5, 2013--Greatbatch, Inc. (NYSE:GB) today announced a realignment of its operating structure to optimize its continued focus on profitable growth. Greatbatch Medical and Electrochem Solutions today operate independent operations and sales & marketing groups; those will now be combined into singular sales & marketing and operations groups serving the entire Greatbatch organization.

“We’ve spent the past eight years successfully integrating and consolidating our organization. With that mission accomplished, we can set our sights squarely on our growth target to achieve 5 percent organic growth or better,” said Greatbatch President & Chief Executive Officer Thomas J. Hook. “As we shared with investors earlier this year, the company is progressing from strictly a developer of components and sub-assemblies to an organization capable of developing complete medical devices for OEM customers. Our realignment into a more unified Greatbatch will allow us to reinvest in both our core business as well as emerging platforms in pursuit of substantial growth.”

Four senior executives have been appointed to new positions in the company:

  Andrew Holman, formerly vice president, Global Sales & Marketing, Orthopaedic Product Development, Greatbatch Medical, is named executive vice president, Global Sales & Marketing, Greatbatch, Inc.;
  Mauricio Arellano, formerly president, Greatbatch Medical, is named executive vice president, Global Operations, Greatbatch, Inc.;
  Susan Bratton, formerly president, Electrochem Solutions, is named executive vice president, Business Development, Greatbatch, Inc.;
  And George Cintra, formerly vice president, Research Development and Engineering, Electrochem Solutions, is named senior vice president and chief technology officer, Greatbatch, Inc.

As announced at its Investor Day this past March, Greatbatch is leveraging its portfolio of more than 1,000 patents to more fully tap the potential of its multi-billion dollar end markets, specifically in cardiac and neuromodulation, portable medical, vascular and orthopaedics. Eighty-eight percent of its revenues are currently derived from the medical device sector.

“We fully anticipate that this realignment will have a positive short-term and long-term impact on our financial results. Under our plan, the Company expects to incur restructuring charges in the range of $4.2 to $5.0 million, which will include employee severance and termination benefits,” said Greatbatch Senior Vice President and Chief Financial Officer Michael Dinkins. “When fully implemented, this plan is expected to result in annual savings of approximately $7.0 to $7.7 million. Based on the short-term impact of this realignment and our current view of the balance of the year’s financial results, we are raising our adjusted diluted earnings per share guidance range to $2.00 to $2.05 per share from the previous range of $1.90 to $2.00 per share. These results exclude the impact of the restructuring charges mentioned above.”

The company will provide its normal guidance update with its 2nd quarter earnings release.

About Greatbatch, Inc.

Greatbatch, Inc. (NYSE: GB) provides top-quality technologies to industries that depend on reliable, long-lasting performance. The company develops and manufactures critical medical device technologies for the cardiac, neuromodulation, vascular and orthopaedic markets; and batteries for high-end niche applications in the portable medical, energy, military, and other markets. Additional information is available at www.greatbatch.com.

Forward-Looking Statements

Some of the statements in this press release, including the expected cost savings resulting from the announced realignment and the information provided on its adjusted diluted earnings per share guidance, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and involve a number of risks and uncertainties. These statements can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or variations or the negative of these terms or other comparable terminology. These statements are based on the Company’s current expectations. The Company’s actual results could differ materially from those stated or implied in such forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements include, among others, the following matters affecting the Company: our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing/vertical integration pressure from customers; our ability to timely and successfully implement our cost reduction and plant consolidation initiatives (including the consolidation of our Swiss orthopaedic operations); our reliance on third party suppliers for raw materials, products and subcomponents; our inability to maintain high quality standards for our products; challenges to our intellectual property rights; product liability claims; our inability to successfully consummate and integrate acquisitions and to realize synergies; our unsuccessful expansion into new markets; our ability to realize a return on our substantial RD&E investments, including system and device products; changes in and challenges related to compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration and foreign government agencies regulating medical device approvals; our inability to obtain licenses to key technology; regulatory changes or consolidation in the healthcare industry; global economic factors including currency exchange rates and interest rates; the resolution of various legal actions and other risks and uncertainties described in the Company’s Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

CONTACT:
Greatbatch, Inc.
Investor Relations:
Elizabeth Cowell, 214-618-4982
ecowell@greatbatch.com
or
Media:
Christopher Knospe, 716-759-5727
cknospe@greatbatch.com